Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com Daytona Beach Restaurants Daytona Beach, FL Supplemental Reporting Information Q4 2023 REALTY GROWTH

© CTO Realty Growth, Inc. | ctoreit.com 18 Table of Contents Full Year and Fourth Quarter 2023 Earnings Release 4 Key Financial Information ▪ Consolidated Balance Sheets 1 5 ▪ Consolidated Statements of Operations 1 6 ▪ Non -GAAP Financial Measures 1 7 Capitalization & Dividends 20 Summary of Debt 2 1 Debt Maturity Schedule 2 2 Current Year Investment Activity 2 3 Current Year Disposition Activity 2 4 Real Estate Portfolio Capital Investments 2 5 Real Estate Portfolio Summary 2 6 Real Estate Portfolio Detail 2 7

© CTO Realty Growth, Inc. | ctoreit.com 19 Table of Contents Leasing Summary 29 Comparable Leasing Summary 30 Same-Property NOI 31 Lease Expirations 32 Top Tenant Summary 34 Geographic Diversification 35 Other Assets 36 2024 Guidance 37 Contact Information & Research Coverage 38 Safe Harbor, Non-GAAP Financial Measures, and Definitions and Terms 39

© CTO Realty Growth, Inc. | ctoreit.com 4 Press Release Contact: Matthew M. Partridge Senior Vice President, Chief Financial Officer, and Treasurer (407) 904-3324 mpartridge@ctoreit.com FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS FOURTH QUARTER AND FULL YEAR 2023 OPERATING RESULTS WINTER PARK, FL – February 22, 2024 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter and year ended December 31, 2023. Select Full Year 2023 Highlights • Reported Net Income per diluted share attributable to common stockholders of $0.03 for the year ended December 31, 2023. • Reported Core FFO per diluted share attributable to common stockholders of $1.77 for the year ended December 31, 2023. • Reported AFFO per diluted share attributable to common stockholders of $1.91 for the year ended December 31, 2023. • Invested $80.0 million into four retail property acquisitions and one land parcel, totaling 470,600 leasable square feet at a weighted-average going-in cash cap rate of 7.5%. • Originated one first mortgage and provided seller financing through a short-term first mortgage totaling $30.4 million of structured investments at a weighted-average initial yield of 8.1%. • Sold nine income properties for total disposition volume of $87.1 million at a weighted average exit cap rate of 7.5%. • Reported a decrease of (2.4%) in Same-Property NOI as compared to the year-ended December 31, 2022. • Signed 61 comparable leases totaling 341,547 square feet at an average cash base rent of $26.97 per square foot, resulting in comparable rent per square foot growth of 7.5%. • Repurchased 369,300 shares of common stock at an average price of $16.35 per share. • Repurchased 21,192 shares of Series A Preferred Stock at an average price of $18.45 per share. • Paid regular common stock cash dividends during the full year of 2023 of $1.52 per share, a 1.8% increase over the Company’s 2022 common stock cash dividends. • Subsequent to year-end 2023, the Company entered into a contract to sell its mixed-use property in Santa Fe, NM for approximately $20.0 million. The prospective buyer’s deposit is non-refundable, and closing is anticipated to occur before March 31, 2024. • On February 16, 2024, the Company signed a ground lease with a purchase option, subject to a feasibility period, for the undeveloped 10-acre land parcel adjacent to The Collection at Forsyth in Cumming, GA.

© CTO Realty Growth, Inc. | ctoreit.com 5 • On February 16, 2024, the Company completed the sale of its remaining Subsurface Interests for gross proceeds of $5.0 million. Select Fourth Quarter 2023 Highlights • Reported Net Income per diluted share attributable to common stockholders of $0.25 for the quarter ended December 31, 2023. • Reported Core FFO per diluted share attributable to common stockholders of $0.48 for the quarter ended December 31, 2023. • Reported AFFO per diluted share attributable to common stockholders of $0.52 for the quarter ended December 31, 2023. • Sold six properties during the quarter for total disposition volume of $64.2 million at a weighted average exit cap rate of 7.8%, generating total gains on sales of $3.1 million. • Originated one $15.4 million short-term first mortgage in the form of seller financing, at a going-in cash yield of 7.5%. • Reported an increase in Same-Property NOI of 4.7% as compared to the fourth quarter of 2022. • Signed 16 comparable leases during the quarter totaling 74,246 square feet at an average cash base rent of $29.95 per square foot, resulting in comparable rent per square foot growth of 17.9%. • Repurchased 62,015 shares of common stock at an average price of $15.72 per share. • Repurchased 14,398 shares of Series A Preferred Stock at an average price of $18.40 per share. • Paid a common stock cash dividend of $0.38 per share, representing an annualized yield of 9.2% based on the closing price of the Company’s common stock on February 21, 2024. CEO Comments “Operational performance in the fourth quarter was strong, with comparable leasing rent growth of nearly 18% and same-store NOI growth of just under 5%. Even with some of the tenant challenges we experienced in the first half of the year, we continued to improve our portfolio, balance sheet, and long-term growth profile, and our fourth quarter performance caps off a year where we delivered $1.91 of AFFO per share,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “For 2024, we have a number of strategic initiatives we’re focused on to set the stage for meaningful property NOI growth in 2025, including the recent openings of Politan Row, Culinary Dropout, and Fogo de Chão, and rent commencing the majority of our signed-but-not-open pipeline that represents more than 6% of in-place annualized cash base rents. We are also seeing more opportunities for investment and look forward to being active in the transactions market as we continually search for opportunities to grow our high-quality retail-focused portfolio.” Year-to-Date Financial Results Highlights The table below provides a summary of the Company’s operating results for the year ended December 31, 2023: (in thousands, except per share data) For the Year Ended December 31, 2023 For the Year Ended December 31, 2022 Variance to Comparable Period in the Prior Year Net Income Attributable to the Company $ 5,530 $ 3,158 $ 2,372 75.1%

Net Income (Loss) Attributable to Common Stockholders	$	758	$	(1,623)	*$*	*2,381*	*146.7%*
Net Income (Loss) per Diluted Share Attributable to Common Stockholders [(1)]	$	0.03	$	(0.09)	*$*	*0.12*	*133.3%*
Core FFO Attributable to Common Stockholders [(2)]	$	39,783	$	32,212	*$*	*7,571*	*23.5%*
Core FFO per Common Share – Diluted [(2)]	$	1.77	$	1.74	*$*	*0.03*	*1.7%*
AFFO Attributable to Common Stockholders [(2)]	$	43,073	$	33,925	*$*	*9,148*	*27.0%*
AFFO per Common Share – Diluted [(2)]	$	1.91	$	1.83	*$*	*0.08*	*4.4%*
Dividends Declared and Paid, per Preferred Share	$	1.59	$	1.59	*$*	—	*0.0%*
Dividends Declared and Paid, per Common Share	$	1.52	$	1.49	*$*	*0.03*	*1.8%*

(1) The denominator for this measure excludes the impact of 3.3 million and 3.1 million shares for the years ended December 31, 2023 and 2022, respectively, related to the Company's adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share – Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share – Diluted.

Quarterly Financial Results Highlights

The table below provides a summary of the Company's operating results for the three months ended December 31, 2023:

(in thousands, except per share data)	**For the Three Months Ended December 31, 2023**		**For the Three Months Ended December 31, 2022**		***Variance to Comparable Period in the Prior Year***		
Net Income (Loss) Attributable to the Company	$	7,037	$	(3,079)	*$*	*10,116*	*328.5%*
Net Income (Loss) Attributable to Common Stockholders	$	5,850	$	(4,274)	*$*	*10,124*	*236.9%*
Net Income (Loss) per Diluted Share Attributable to Common Stockholders [(1)]	$	0.25	$	(0.21)	*$*	*0.46*	*219.0%*
Core FFO Attributable to Common Stockholders [(2)]	$	10,846	$	6,816	*$*	*4,030*	*59.1%*
Core FFO per Common Share – Diluted [(2)]	$	0.48	$	0.34	*$*	*0.14*	*41.2%*
AFFO Attributable to Common Stockholders [(2)]	$	11,663	$	7,361	*$*	*4,302*	*58.4%*
AFFO per Common Share – Diluted [(2)]	$	0.52	$	0.37	*$*	*0.15*	*40.5%*
Dividends Declared and Paid, per Preferred Share	$	0.40	$	0.40	*$*	—	*0.0%*
Dividends Declared and Paid, per Common Share	$	0.38	$	0.38	*$*	—	*0.0%*

(1) For the three months ended December 31, 2023, the denominator for this measure includes the impact of 3.4 million shares related to the Company's adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact was dilutive for the period. For the three months ended December 31, 2022, the denominator for this measure excludes the impact of 3.2 million shares, as the impact would be anti-dilutive for the period.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

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Investments

During the year ended December 31, 2023, the Company invested $80.0 million into four retail property acquisitions totaling 470,600 square feet and one land parcel and originated two first mortgage structured investments totaling $30.4 million. These 2023 acquisitions and structured investments were completed at a weighted average going-in cash yield of 7.7%.

During the three months ended December 31, 2023, the Company originated one $15.4 million first mortgage structured investment, secured by the Company's recently sold Sabal Pavilion single tenant office property in Tampa, Florida. The 6-month first mortgage was arranged in the form of seller financing at the time of the Company's property sale, is interest-only through maturity, and bears a fixed interest rate of 7.5%.

Dispositions

During the year ended December 31, 2023, the Company sold nine income properties for total disposition volume of $87.1 million at a weighted average exit cap rate of 7.5%, generating total gains on sales of $6.6 million.

During the three months ended December 31, 2023, the Company sold six income properties for total disposition volume of $64.2 million at a weighted average exit cap rate of 7.8%, generating total gains on sales of $3.1 million.

Subsequent to year-end 2023, the Company entered into the following arrangements:

- The Company entered into a contract to sell its mixed-use property in Santa Fe, NM for approximately $20.0 million. The prospective buyer's deposit is non-refundable, and closing is anticipated to occur before March 31, 2024.
- The Company signed a ground lease with a purchase option, subject to a feasibility period, for the undeveloped 10-acre land parcel adjacent to The Collection at Forsyth in Cumming, GA (the "Property"). As part of the agreement, the Company will receive monthly feasibility payments of $30,000 from February 16, 2024 through September 30, 2024 (the "Feasibility Period"). The counterparty will have a right to terminate the agreement during the Feasibility Period (the "Termination Right"). Following the Feasibility Period and expiration of the Termination Right, commencing October 1, 2024, the counterparty will have the right to enter into a 20-year ground lease requiring monthly ground lease payments of $43,000 (the 'Ground Lease"). The Ground Lease includes increases of 3% annually. Additionally, beginning January 1, 2025 and expiring April 1, 2029 (the "Purchase Right Period"), the counterparty will have the right to acquire the Property for a predefined purchase price and the purchase price will increase by 3% each year of the Purchase Right Period.

Portfolio Summary

The Company's income property portfolio consisted of the following as of December 31, 2023:

Asset Type	# of Properties	Square Feet	Weighted Average Remaining Lease Term
Single Tenant	6	252	6.2 years
Multi-Tenant	14	3,461	4.3 years
Total / Weighted Average Lease Term	20	3,712	5.1 years

Square feet in thousands. Any differences are a result of rounding.

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© CTO Realty Growth, Inc. | ctoreit.com 8 Property Type # of Properties Square Feet % of Cash Base Rent Retail 14 2,148 56.7% Office 1 210 5.0% Mixed-Use 5 1,355 38.3% Total / Weighted Average Lease Term 20 3,712 100% Square feet in thousands. Any differences are a result of rounding. Leased Occupancy 93.3% Occupancy 90.3% Same Property Net Operating Income During the full year of 2023, the Company’s Same-Property NOI totaled $34.5 million, a decrease of (2.4%) over the prior full year period, as presented in the following table. For the Year Ended December 31, 2023 For the Year Ended December 31, 2022 Variance to Comparable Period in the Prior Year Single Tenant $ 5,323 $ 4,940 $ 383 7.8% Multi-Tenant 29,218 30,451 (1,233) (4.0%) Total $ 34,541 $ 35,391 $ (850) (2.4%) $ in thousands. During the fourth quarter of 2023, the Company’s Same-Property NOI totaled $11.0 million, an increase of 4.7% over the comparable prior year period, as presented in the following table. For the Three Months Ended December 31, 2023 For the Three Months Ended December 31, 2022 Variance to Comparable Period in the Prior Year Single Tenant $ 1,984 $ 1,781 $ 203 11.4% Multi-Tenant 8,994 8,701 293 3.4% Total $ 10,978 $ 10,482 $ 496 4.7% $ in thousands. Leasing Activity During the year ended December 31, 2023, the Company signed 92 leases totaling 496,643 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 61 leases totaling 341,547 square feet at an average cash base rent of $26.97 per square foot compared to a previous average cash base rent of $25.09 per square foot, representing 7.5% comparable growth. A summary of the Company’s overall leasing activity for the year ended December 31, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	239	8.6 years	$27.46	$ 7,087	$ 3,079
Renewals & Extensions	258	4.6 years	$24.92	142	173
Total / Weighted Average	497	8.7 years	$26.15	$ 7,229	$ 3,252

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

During the quarter ended December 31, 2023, the Company signed 22 leases totaling 96,729 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 16 leases totaling 74,246 square feet at an average cash base rent of $29.95 per square foot compared to a previous average cash base rent of $25.41 per square foot, representing 17.9% comparable increase.

A summary of the Company's overall leasing activity for the quarter ended December 31, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	41	9.5 years	$39.87	$ 2,714	$ 970
Renewals & Extensions	56	5.8 years	$27.48	-	37
Total / Weighted Average	97	7.7 years	$32.66	$ 2,714	$ 1,007

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the year ended December 31, 2023, the Company sold approximately 3,481 acres of subsurface oil, gas, and mineral rights for $1.0 million, resulting in a gain of $1.0 million.

During the year ended December 31, 2023, the Company sold approximately 20.5 mitigation credits for $2.3 million, resulting in a gain of $0.7 million.

During the three months ended December 31, 2023, the Company sold approximately 11.0 mitigation credits for $1.2 million, resulting in a gain of $0.3 million.

On February 16, 2024, the Company completed the sale of its remaining subsurface oil, gas, and mineral rights totaling approximately 352,000 acres in 19 counties in the State of Florida ("Subsurface Interests") for gross proceeds of $5.0 million. As part of the Subsurface Interests sale, the Company entered into a management agreement with the buyer to provide ongoing management services for an annual base management fee of $100,000 and the potential to earn additional incentive fees if certain conditions are met.

Capital Markets and Balance Sheet

During the quarter ended December 31, 2023, the Company completed the following capital markets activities:

- Repurchased 62,015 shares of common stock at an average price of $15.72 per share.

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© CTO Realty Growth, Inc. | ctoreit.com 10 • Repurchased 14,398 shares of Series A Preferred Stock at an average price of $18.40 per share. • Entered into a $50 million forward starting interest rate swap agreement to fix SOFR at a weighted average fixed swap rate of 3.85% for the period between February 2024 and January 2028. The following table provides a summary of the Company’s long-term debt, at face value, as of December 31, 2023: Component of Long-Term Debt Principal Interest Rate Maturity Date 2025 Convertible Senior Notes $ 51.0 million 3.875% April 2025 2026 Term Loan (1) 65.0 million SOFR + 10 bps + [1.25% – 2.20%] March 2026 Mortgage Note (2) 17.8 million 4.06% August 2026 Revolving Credit Facility (3) 163.0 million SOFR + 10 bps + [1.25% – 2.20%] January 2027 2027 Term Loan (4) 100.0 million SOFR + 10 bps + [1.25% – 2.20%] January 2027 2028 Term Loan (5) 100.0 million SOFR + 10 bps + [1.20% – 2.15%] January 2028 Total Debt / Weighted Average Interest Rate $ 496.8 million 4.30% (1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread. (2) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas. (3) The Company utilized interest rate swaps on $100.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread. (4) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread. (5) The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread. As of December 31, 2023, the Company’s net debt to Pro Forma EBITDA was 7.6 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.6 times. As of December 31, 2023, the Company’s net debt to total enterprise value was 50.6%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares. Dividends On November 21, 2023, the Company announced a cash dividend on its common stock and Series A Preferred stock for the fourth quarter of 2023 of $0.38 per share and $0.40 per share, respectively, payable on December 29, 2023 to stockholders of record as of the close of business on December 14, 2023. The fourth quarter 2023 common stock cash dividend represents a payout ratio of 79.2% and 73.1% of the Company’s fourth quarter 2023 Core FFO per diluted share and AFFO per diluted share, respectively. During the year ended December 31, 2023, the Company paid cash dividends on its common stock and Series A Preferred stock of $1.52 per share and $1.59 per share, respectively. The 2023 common stock cash dividends represent a 1.8% increase over the Company’s full year 2022 common stock cash dividends and payout ratios of 85.9% and 79.6% of the Company’s full year 2023 Core FFO per diluted share and AFFO per diluted share, respectively. On February 20, 2024, the Company declared a common stock cash dividend for the first quarter of 2024 of $0.38 per share, representing an annualized yield of 9.2% based on the closing price of the Company’s common stock on February 21, 2024.

2024 Guidance

The Company's estimated Core FFO per diluted share and AFFO per diluted share for 2024 is as follows:

	2024 Guidance Range		
	Low		High
Core FFO Per Diluted Share	$1.56	to	$1.64
AFFO Per Diluted Share	$1.70	to	$1.78

The Company's 2024 guidance includes but is not limited to the following assumptions:

- Same-Property NOI growth of 2% to 4%, including the known impact of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy, and/or tenant lease defaults, and before any impact from potential 2024 income property acquisitions and/or dispositions.
- General and administrative expenses within a range of $15.2 million to $16.2 million.
- Weighted average diluted shares outstanding of 22.5 million shares.
- Year-end 2024 leased occupancy projected to be within a range of 95% to 96% before any impact from potential 2024 income property acquisitions and/or dispositions.
- Investment, including structured investments, between $100 million and $150 million at a weighted average initial cash yield between 7.75% and 8.25%
- Disposition of assets between $75 million and $125 million at a weighted average exit cash yield between 7.50% and 8.25%

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2023 on Friday, February 23, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company's website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast: https://edge.media-server.com/mmc/p/qr25b7sf

Dial-In: https://register.vevent.com/register/BI18b7afe0b0bd43d1bda0f7925b2705d8

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company's website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

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© CTO Realty Growth, Inc. | ctoreit.com 12 We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported

© CTO Realty Growth, Inc. | ctoreit.com 13 on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

© CTO Realty Growth, Inc. | ctoreit.com 14 FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 15 Consolidated Balance Sheet CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of December 31, 2023 December 31, 2022 ASSETS Real Estate: Land, at Cost $ 222,232 $ 233,930 Building and Improvements, at Cost 559,389 530,029 Other Furnishings and Equipment, at Cost 857 748 Construction in Process, at Cost 3,997 6,052 Total Real Estate, at Cost 786,475 770,759 Less, Accumulated Depreciation (52,012) (36,038) Real Estate—Net 734,463 734,721 Land and Development Costs 731 685 Intangible Lease Assets—Net 97,109 115,984 Investment in Alpine Income Property Trust, Inc. 39,445 42,041 Mitigation Credits 1,044 1,856 Mitigation Credit Rights — 725 Commercial Loans and Investments 61,849 31,908 Cash and Cash Equivalents 10,214 19,333 Restricted Cash 7,605 1,861 Refundable Income Taxes 246 448 Deferred Income Taxes—Net 2,009 2,530 Other Assets 34,953 34,453 Total Assets $ 989,668 $ 986,545 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 2,758 $ 2,544 Accrued and Other Liabilities 18,373 18,028 Deferred Revenue 5,200 5,735 Intangible Lease Liabilities—Net 10,441 9,885 Long-Term Debt 495,370 445,583 Total Liabilities 532,142 481,775 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,978,808 shares issued and outstanding at December 31, 2023 and 3,000,000 shares issued and outstanding at December 31, 2022 30 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,643,034 shares issued and outstanding at December 31, 2023; and 22,854,775 shares issued and outstanding at December 31, 2022 226 229 Additional Paid-In Capital 168,435 172,471 Retained Earnings 281,944 316,279 Accumulated Other Comprehensive Income 6,891 15,761 Total Stockholders’ Equity 457,526 504,770 Total Liabilities and Stockholders’ Equity $ 989,668 $ 986,545

Consolidated P&L

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended December 31, 2023	(Unaudited) Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Revenues				
Income Properties	$ 26,290	$ 19,628	$ 96,663	$ 68,857
Management Fee Income	1,094	994	4,388	3,829
Interest Income From Commercial Loans and Investments	1,119	841	4,084	4,172
Real Estate Operations	1,382	1,067	3,984	5,462
Total Revenues	29,885	22,530	109,119	82,320
Direct Cost of Revenues				
Income Properties	(7,572)	(6,421)	(28,455)	(20,364)
Real Estate Operations	(847)	(553)	(1,723)	(2,493)
Total Direct Cost of Revenues	(8,419)	(6,974)	(30,178)	(22,857)
General and Administrative Expenses	(3,756)	(3,927)	(14,249)	(12,899)
Provision for Impairment	(148)	—	(1,556)	—
Depreciation and Amortization	(11,359)	(8,454)	(44,173)	(28,855)
Total Operating Expenses	(23,682)	(19,355)	(90,156)	(64,611)
Gain (Loss) on Disposition of Assets	3,978	(11,770)	7,543	(7,042)
Other Gain (Loss)	3,978	(11,770)	7,543	(7,042)
Total Operating Income (Loss)	10,181	(8,595)	26,506	10,667
Investment and Other Income	3,283	7,046	1,987	776
Interest Expense	(6,198)	(3,899)	(22,359)	(11,115)
Income (Loss) Before Income Tax Benefit (Expense)	7,266	(5,448)	6,134	328
Income Tax Benefit (Expense)	(229)	2,369	(604)	2,830
Net Income (Loss) Attributable to the Company	7,037	(3,079)	5,530	3,158
Distributions to Preferred Stockholders	(1,187)	(1,195)	(4,772)	(4,781)
Net Income (Loss) Attributable to Common Stockholders	$ 5,850	$ (4,274)	$ 758	$ (1,623)
Per Share Attributable to Common Stockholders:				
Basic Net Income (Loss) per Share	$ 0.26	$ (0.21)	$ 0.03	$ (0.09)
Diluted Net Income (Loss) Per Share	$ 0.25	$ (0.21)	$ 0.03	$ (0.09)
Weighted Average Number of Common Shares				
Basic	22,440,404	19,884,782	22,529,703	18,508,201
Diluted	25,876,738	19,884,782	22,529,703	18,508,201
Dividends Declared and Paid – Preferred Stock	$ 0.40	$ 0.40	$ 1.59	$ 1.59
Dividends Declared and Paid – Common Stock	$ 0.38	$ 0.38	$ 1.52	$ 1.49

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Non-GAAP Financial Measures

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Same-Property NOI Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31 2022
Net Income (Loss) Attributable to the Company	$ 7,037	$ (3,079)	$ 5,530	$ 3,158
Loss (Gain) on Disposition of Assets	(3,978)	11,770	(7,543)	7,042
Provision for Impairment	148	—	1,556	—
Depreciation and Amortization	11,359	8,454	44,173	28,855
Amortization of Intangibles to Lease Income	(510)	(676)	(2,303)	(2,161)
Straight-Line Rent Adjustment	240	521	1,159	2,166
COVID-19 Rent Repayments	—	(26)	(46)	(105)
Accretion of Tenant Contribution	13	40	128	154
Interest Expense	6,198	3,899	22,359	11,115
General and Administrative Expenses	3,756	3,927	14,249	12,899
Investment and Other Income	(3,283)	(7,046)	(1,987)	(776)
Income Tax (Benefit) Expense	229	(2,369)	604	(2,830)
Real Estate Operations Revenues	(1,382)	(1,067)	(3,984)	(5,462)
Real Estate Operations Direct Cost of Revenues	847	553	1,723	2,493
Management Fee Income	(1,094)	(994)	(4,388)	(3,829)
Interest Income from Commercial Loans and Investments	(1,119)	(841)	(4,084)	(4,172)
Other Non-Recurring Items	(1,122)	—	(1,122)	—
Less: Impact of Properties Not Owned for the Full Reporting Period	(6,361)	(2,584)	(31,483)	(13,156)
Same-Property NOI	$ 10,978	$ 10,482	$ 34,541	$ 35,391

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Non-GAAP Financial Measures

CTO REALTY GROWTH

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net Income (Loss) Attributable to the Company	$ 7,037	$ (3,079)	$ 5,530	$ 3,158
Add Back: Effect of Dilutive Interest Related to 2025 Notes [1]	539	—	—	—
Net Income Attributable to the Company, If-Converted	$ 7,576	$ (3,079)	5,530	3,158
Depreciation and Amortization of Real Estate	11,338	8,440	44,107	28,799
Loss (Gain) on Disposition of Assets, Net of Income Tax	(3,978)	8,898	(7,543)	4,170
Gain on Disposition of Other Assets	(533)	(519)	(2,272)	(2,992)
Provision for Impairment	148	—	1,556	—
Realized and Unrealized Loss (Gain) on Investment Securities	(1,974)	(6,405)	3,689	1,697
Extinguishment of Contingent Obligation	(515)	—	(2,815)	—
Funds from Operations	$ 12,062	$ 7,335	$ 42,252	$ 34,832
Distributions to Preferred Stockholders	(1,187)	(1,195)	(4,772)	(4,781)
Funds From Operations Attributable to Common Stockholders	$ 10,875	$ 6,140	$ 37,480	$ 30,051
Amortization of Intangibles to Lease Income	510	676	2,303	2,161
Less: Effect of Dilutive Interest Related to 2025 Notes [1]	(539)	—	—	—
Core Funds From Operations Attributable to Common Stockholders	$ 10,846	$ 6,816	$ 39,783	$ 32,212
Adjustments:				
Straight-Line Rent Adjustment	(240)	(521)	(1,159)	(2,166)
COVID-19 Rent Repayments	—	26	46	105
Other Depreciation and Amortization	1	(33)	(91)	(232)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	185	264	821	774
Non-Cash Compensation	871	809	3,673	3,232
Adjusted Funds From Operations Attributable to Common Stockholders	$ 11,663	$ 7,361	$ 43,073	$ 33,925
FFO Attributable to Common Stockholders per Common Share – Diluted	$ 0.42	$ 0.31	$ 1.66	$ 1.62
Core FFO Attributable to Common Stockholders per Common Share – Diluted	$ 0.48	$ 0.34	$ 1.77	$ 1.74
AFFO Attributable to Common Stockholders per Common Share – Diluted	$ 0.52	$ 0.37	$ 1.91	$ 1.83

(1) For the three months ended December 31, 2022 and the years ended December 31, 2023 and 2022, interest related to the 2025 Convertible Senior Notes was excluded from net income attributable to the Company to derive FFO effective January 1, 2023 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income(loss) attributable to common stockholders would be anti-dilutive. For the three months ended December 31, 2023, interest related to the 2025 Convertible Senior Notes was added back to net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders was dilutive.

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© CTO Realty Growth, Inc. | ctoreit.com 19 Non-GAAP Financial Measures CTO Realty Growth, Inc. Non-GAAP Financial Measures Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited) (In thousands) Three Months Ended December 31, 2023 Net Income Attributable to the Company $ 7,037 Depreciation and Amortization of Real Estate 11,338 Gain on Disposition of Assets (3,978) Gain on Disposition of Other Assets (533) Provision for Impairment 148 Realized and Unrealized Gain on Investment Securities (1,974) Extinguishment of Contingent Obligation (515) Distributions to Preferred Stockholders (1,187) Straight-Line Rent Adjustment (240) Amortization of Intangibles to Lease Income 510 Other Depreciation and Amortization 1 Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 185 Non-Cash Compensation 871 Other Non-Recurring Items (1,122) Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 6,013 EBITDA $ 16,554 Annualized EBITDA $ 66,216 Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1) (3,071) Pro Forma EBITDA $ 63,145 Total Long-Term Debt $ 495,370 Financing Costs, Net of Accumulated Amortization 1,260 Unamortized Convertible Debt Discount 204 Cash & Cash Equivalents (10,214) Restricted Cash (7,605) Net Debt $ 479,015 Net Debt to Pro Forma EBITDA 7.6x (1) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during the three months ended December 31, 2023.

© CTO Realty Growth, Inc. | ctoreit.com 20 Capitalization & Dividends Equity Capitalization Common Shares Outstanding 22,643 Common Share Price $17.33 Total Common Equity Market Capitalization $392,404 Series A Preferred Shares Outstanding 2,979 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $74,470 Total Equity Capitalization $466,874 Debt Capitalization Total Debt Outstanding $496,834 Total Capitalization $963,708 Cash, Restricted Cash & Cash Equivalents $17,819 Total Enterprise Value $945,889 Dividends Paid Common Preferred Q1 2023 $0.38 $0.40 Q2 2023 $0.38 $0.40 Q3 2023 $0.38 $0.40 Q4 2023 $0.38 $0.40 Trailing Twelve Months Q4 2023 $1.52 $1.59 Q4 2023 Core FFO Per Diluted Share $0.48 Q4 2023 AFFO Per Diluted Share $0.52 Q4 2023 Core FFO Payout Ratio 79.2% Q4 2023 AFFO Payout Ratio 73.1% Dividend Yield Q4 2023 $0.38 $0.40 Annualized Q4 2023 Dividend $1.52 $1.59 Price Per Share as of December 31, 2023 $17.33 $20.10 Implied Dividend Yield 8.8% 7.9% $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 21 Debt Summary $ in thousands. Any differences are a result of rounding. 1. See reconciliation as part of Non-GAAP Financial Measures in the Company’s Fourth Quarter and Full Year 2023 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type 2025 Convertible Senior Notes $51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 SOFR + 10 bps + [1.25% – 2.20%] March 2026 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Revolving Credit Facility 63,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Variable Revolving Credit Facility 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2027 Term Loan 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2028 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] January 2028 Fixed Total / Weighted Average $496,834 4.30% Fixed vs. Variable Face Value Interest Rate % of Total Debt Total Fixed Rate Debt $433,834 3.90% 87% Total Variable Rate Debt 63,000 SOFR + 10 bps + [1.25% – 2.20%] 13% Total / Weighted Average $496,834 4.30% 100% Leverage Metrics Face Value of Debt $496,834 Cash, Restricted Cash & Cash Equivalents (17,819) Net Debt $479,015 Total Enterprise Value $945,889 Net Debt to Total Enterprise Value 51% Net Debt to Pro Forma EBITDA1 7.6x

© CTO Realty Growth, Inc. | ctoreit.com 22 Debt Maturities Year Outstanding % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Rate 2024 $ − − % − % − % 2025 51,034 10% 10% 3.88% 2026 82,800 17% 27% 2.45% 2027 263,000 53% 80% 4.51% 2028 100,000 20% 100% 5.48% Total $496,834 100% 4.30% $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 23 Year-to-Date Investments Property Acquisitions Market Type Date Acquired Square Feet Price Occupancy At Acquisition Phase II of The Exchange at Gwinnett (4 of 5 parcels) Buford, GA Atlanta, GA Retail Parcels February, May & June 2023 24,100 $14,554 100% Plaza at Rockwall Rockwall, TX Dallas, TX Multi-Tenant Retail June 2023 446,526 61,200 95% 10.6 Acres Adjacent to The Collection at Forsyth Forysth, GA Cumming, GA Land September 2023 − 4,250 0% Total Acquisitions 470,626 $80,004 Structured Investments Market Type Date Originated Capital Commitment Initial Interest Rate Structure Founders Square Dallas, TX Dallas, TX Office March 2023 $15,000 8.75% First Mortgage Sabal Pavilion Tampa, FL Tampa, FL Office December 2023 15,400 7.50% First Mortgage Total Structured Investments $30,400 8.12% $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 24 Year-to-Date Dispositions Property Market Type Date Sold Square Feet Price Gain (Loss) Jollibee – Eastern Commons Henderson, NV Las Vegas, NV Single Tenant Retail Outparcel June 2023 3,698 $2,080 $824 Del Taco – Crossroads Town Center Chandler, AZ Phoenix, AZ Single Tenant Retail Outparcel August 2023 2,260 2,350 1,159 Reston Metro Center Reston, VA Washington D.C. Single Tenant Office September 2023 64,319 18,500 1,305 Westcliff Fort Worth, TX Fort Worth, TX Multi-Tenant Retail October 2023 134,750 14,800 (933) Eastern Commons Henderson, NV Las Vegas, NV Multi-Tenant Retail November 2023 129,606 18,200 1,715 Olive Garden / Old Chicago - Crossroads Chandler, AZ Phoenix, AZ Single Tenant Outparcels November 2023 13,627 6,151 2,418 Mattress Firm - Crossroads Chandler, AZ Phoenix, AZ Single Tenant Outparcel December 2023 6,527 3,037 586 Sabal Pavilion Tampa, FL Tampa, FL Single Tenant Office December 2023 120,500 22,000 (719) Total Dispositions 475,287 $87,118 $6,355 $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 25 Real Estate Portfolio Capital Investments Investment in Previously Occupied Space Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures $ − $ − $ − $467 $467 Tenant Improvement Allowances 47 1 238 5 291 Leasing Commissions 11 72 186 109 378 Total Investment in Previously Occupied Space $58 $73 $424 $581 $1,136 New Investment in Acquired Vacancy Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures $551 $556 $583 $160 $1,850 Tenant Improvement Allowances 2,915 5,686 2,226 2,983 13,810 Leasing Commissions 220 675 603 474 1,972 Total New Investment in Acquired Vacancy $3,686 $6,917 $3,412 $3,617 $17,632 Other Capital Investments Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Property Improvement Costs $398 $1,147 $1,418 $1,622 $4,585 Investment in Property Repositioning 667 1,335 10 11 2,023 Total Other Capital Investments $1,065 $2,482 $1,428 $1,633 $6,608 Total Capital Investments Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures and Other Capital Investments $1,616 $3,038 $2,011 $2,260 $8,925 Tenant Improvement Allowances 2,962 5,687 2,464 2,988 14,101 Leasing Commissions 231 747 789 583 2,350 Total New Investment in Acquired Vacancy $4,809 $9,472 $5,264 $5,831 $25,376 $ in thousands. Any differences are a result of rounding.

Real Estate Portfolio Summary

CTO REALTY GROWTH

Total Portfolio as of December 31, 2023

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	6	252	$21.98	100.0%	100.0%
Multi-Tenant	14	3,461	$19.49	89.6%	92.8%
Total Portfolio	**20**	**3,712**	**$19.66**	**90.3%**	**93.3%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	14	2,148	$19.24	94.2%	97.4%
Office	1	210	$17.49	100.0%	100.0%
Mixed Use	5	1,355	$20.66	82.5%	85.8%
Total Portfolio	**20**	**3,712**	**$19.66**	**90.3%**	**93.3%**

Total Portfolio as of December 31, 2022

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	8	436	$19.69	100.0%	100.0%
Multi-Tenant	15	3,283	$19.49	88.9%	92.0%
Total Portfolio	**23**	**3,719**	**$19.52**	**90.2%**	**92.9%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	15	1,967	$18.47	91.4%	95.0%
Office	3	395	$19.01	100.0%	100.0%
Mixed Use	5	1,357	$21.18	85.7%	87.9%
Total Portfolio	**23**	**3,719**	**$19.52**	**90.2%**	**92.9%**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

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© CTO Realty Growth, Inc. | ctoreit.com 27 Real Estate Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Atlanta, GA The Collection at Forsyth Lifestyle 2022 2006 69.5 560,658 86% 88% $19.01 Ashford Lane Lifestyle 2020 2005 43.7 277,192 76% 89% $23.41 Madison Yards Grocery-Anchored 2022 2019 10.3 162,521 98% 99% $30.32 The Exchange at Gwinnett Grocery-Anchored 2021/2023 2021/2023 16.4 93,366 100% 100% $36.51 Total Atlanta, GA 139.9 1,093,737 87% 91% $23.30 Dallas, TX Plaza at Rockwall Retail Power Center 2023 2007 42.0 446,521 96% 97% $12.70 The Shops at Legacy Lifestyle 2021 2007 12.7 237,572 63% 67% $22.11 Total Dallas, TX 54.7 684,093 85% 86% $15.97 Richmond, VA West Broad Village Grocery-Anchored 2022 2007 32.6 392,092 88% 94% $21.14 Jacksonville, FL The Strand at St. Johns Town Center Retail Power Center 2019 2017 52.0 211,197 92% 99% $23.69 Phoenix, AZ Crossroads Town Center Retail Power Center 2020 2005 31.1 221,658 99% 100% $19.74 Raleigh, NC Beaver Creek Crossings Retail Power Center 2021 2005 51.6 322,113 94% 97% $14.09 Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 28 Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Albuquerque, NM Fidelity Single Tenant Office 2018 2009 25.3 210,067 100% 100% $17.49 Houston, TX Price Plaza Shopping Center Retail Power Center 2022 1999 23.2 200,576 100% 100% $16.71 Santa Fe, NM 125 Lincoln & 150 Washington Mixed Use 2021 1983 1.5 136,240 80% 82% $21.75 Daytona Beach, FL Daytona Beach Restaurant Portfolio Single Tenant (5) 2018 / 2022 1915 - 2018 8.3 41,725 100% 100% $44.57 Salt Lake City, UT Jordan Landing Retail Power Center 2021 2003 16.1 170,996 100% 100% $9.90 Orlando, FL Winter Park Office Mixed Use 2021 1982 2.3 27,948 100% 100% $29.28 Total Portfolio 438.5 3,712,442 90% 93% $19.66 Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 29 Leasing Summary Renewals and Extensions Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Leases 11 11 5 11 38 Square Feet 95 48 59 56 258 New Cash Rent PSF $22.71 $31.37 $20.79 $27.48 $24.92 Tenant Improvements $40 $13 $89 $ − $142 Leasing Commissions $68 $6 $63 $37 $173 Weighted Average Term 4.5 years 3.9 years 4.1 years 5.8 years 4.6 years New Leases Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Leases 14 13 16 11 54 Square Feet 66 59 74 40 239 New Cash Rent PSF $21.85 $22.68 $29.49 $39.87 $27.46 Tenant Improvements $2,197 $734 $1,443 $2,714 $7,087 Leasing Commissions $630 $676 $802 $970 $3,079 Weighted Average Term 9.2 years 9.4 years 7.0 years 9.5 years 8.6 years All Leases Summary Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Leases 25 24 21 22 92 Square Feet 161 107 133 97 497 New Cash Rent PSF $22.36 $26.58 $25.63 $32.66 $26.15 Tenant Improvements $2,237 $747 $1,532 $2,714 $7,229 Leasing Commissions $698 $682 $865 $1,007 $3,252 Weighted Average Term 6.4 years 6.5 years 5.9 years 7.7 years 8.7 years $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Comparable Leasing Summary

Renewals and Extensions - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2023	11	95	$22.71	$20.95	8.4%	4.5	$40	$68
2nd Quarter 2023	11	48	$31.37	$30.02	4.5%	3.9	$13	$6
3rd Quarter 2023	5	59	$20.79	$20.29	2.5%	4.1	$89	$63
4th Quarter 2023	11	56	$27.48	$25.94	5.9%	5.8	$ –	$37
Total	**38**	**258**	**$24.92**	**$23.58**	**5.7%**	**4.6**	**$142**	**$173**

New Leases - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2023	3	6	$26.56	$27.22	(2.4%)	5.0	$95	$42
2nd Quarter 2023	6	13	$34.90	$27.86	25.2%	9.2	$413	$263
3rd Quarter 2023	9	47	$32.00	$32.87	(2.6%)	6.9	$948	$512
4th Quarter 2023	5	18	$37.69	$23.74	58.7%	10.2	$1,635	$382
Total	**23**	**84**	**$33.28**	**$29.76**	**11.8%**	**7.9**	**$3,091**	**$1,199**

All Comparable Leases Summary	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2023	**14**	**100**	**$22.94**	**$21.32**	**7.6%**	**4.5**	**$135**	**$110**
2nd Quarter 2023	**17**	**61**	**$32.10**	**$29.57**	**8.6%**	**5.1**	**$426**	**$269**
3rd Quarter 2023	**14**	**106**	**$25.79**	**$25.90**	**(0.4%)**	**5.6**	**$1,037**	**$575**
4th Quarter 2023	**16**	**74**	**$29.95**	**$25.41**	**17.9%**	**7.1**	**$1,635**	**$419**
Total	**61**	**342**	**$26.97**	**$25.09**	**7.5%**	**7.4**	**$3,233**	**$1,372**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.
Comparable leases compare leases signed on a space for which there was previously a tenant.

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© CTO Realty Growth, Inc. | ctoreit.com 31 Same-Property NOI Multi-Tenant Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 11 11 12 11 9 Same-Property NOI – 2023 $8,402 $8,703 $8,971 $8,994 $29,218 Same-Property NOI – 2022 $8,576 $9,097 $9,575 $8,701 $30,451 $ Variance ($174) ($394) ($604) $293 ($1,233) % Variance (2.0%) (4.3%) (6.3%) 3.4% (4.0%) Single-Tenant Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 5 5 4 3 3 Same-Property NOI – 2023 $1,901 $2,147 $1,791 $1,984 $5,323 Same-Property NOI – 2022 $1,856 $2,036 $1,699 $1,781 $4,940 $ Variance $45 $111 $92 $203 $383 % Variance 2.4% 5.5% 5.4% 11.4% 7.8% All Properties Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 16 16 16 14 12 Same-Property NOI – 2023 $10,303 $10,850 $10,762 $10,978 $34,541 Same-Property NOI – 2022 $10,432 $11,133 $11,274 $10,482 $35,391 $ Variance ($129) ($283) ($512) $496 ($850) % Variance (1.2%) (2.5%) (4.5%) 4.7% (2.4%) $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 32 Lease Expiration Schedule Anchor Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 4 101 3.0% $913 1.3% $8.99 2025 5 95 2.8% 2,187 3.0% $23.10 2026 9 280 8.4% 5,326 7.3% $19.04 2027 9 349 10.4% 3,937 5.4% $11.28 2028 13 695 20.7% 11,386 15.6% $16.39 2029 3 133 4.0% 1,215 1.7% $9.16 2030 2 67 2.0% 784 1.1% $11.63 2031 4 60 1.8% 854 1.2% $14.26 2032 5 77 2.3% 1,299 1.8% $16.82 Thereafter 9 263 7.8% 5,430 7.4% $20.65 Total 63 2,120 63.3% $33,331 45.7% $15.73 Small Shop Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 40 131 3.9% $3,239 4.4% $24.66 2025 36 117 3.5% 3,764 5.2% $32.29 2026 52 185 5.5% 5,350 7.3% $28.91 2027 60 178 5.3% 5,098 7.0% $28.59 2028 44 175 5.2% 5,838 8.0% $33.33 2029 31 111 3.3% 3,772 5.2% $33.91 2030 31 104 3.1% 3,680 5.0% $35.32 2031 26 65 1.9% 2,368 3.2% $36.43 2032 26 77 2.3% 2,651 3.6% $34.31 Thereafter 24 88 2.6% 3,888 5.3% $44.18 Total 370 1,231 36.7% $39,648 54.3% $32.20 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 33 Lease Expiration Schedule Total Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 44 232 6.9% $4,152 5.7% $17.83 2025 41 212 6.3% 5,951 8.2% $28.17 2026 61 465 13.9% 10,676 14.6% $22.97 2027 69 527 15.7% 9,035 12.4% $17.13 2028 57 870 26.0% 17,224 23.6% $19.80 2029 34 244 7.3% 4,987 6.8% $20.45 2030 33 171 5.1% 4,464 6.1% $26.01 2031 30 125 3.7% 3,222 4.4% $25.79 2032 31 154 4.6% 3,950 5.4% $25.57 Thereafter 33 351 10.5% 9,318 12.8% $26.55 Total 433 3,351 100.0% $72,979 100.0% $21.78 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 34 Top Tenant Summary Tenant/Concept Credit Rating1 Leases Leased Square Feet % of Total Cash ABR % of Total Fidelity A+ / A3 2 218 5.9% $3,674 5.0% AMC CCC+ / Caa2 2 90 2.4% 2,189 3.0% Best Buy BBB+ / A3 3 112 3.0% 1,749 2.4% Whole Foods Market AA- / A1 1 60 1.6% 1,633 2.2% Southern University NR / NR 1 60 1.6% 1,616 2.2% Ross/dd’s Discount BBB+ / A2 4 106 2.9% 1,334 1.8% Dick’s Sporting Goods BBB / Baa3 2 95 2.6% 1,244 1.7% Darden Restaurants BBB / Baa2 3 25 0.7% 1,195 1.6% TJ Maxx/HomeGoods/Marshalls A / A2 3 100 2.7% 1,109 1.5% Publix NR / NR 1 54 1.5% 1,076 1.5% Harkins Theatres NR / NR 1 56 1.5% 1,066 1.5% Landshark Bar & Grill NR / NR 1 6 0.2% 904 1.2% Hobby Lobby NR / NR 1 55 1.5% 743 1.0% Burlington BB+ / Ba2 1 47 1.3% 723 1.0% Academy Sports & Outdoors BB / Ba2 1 73 2.0% 709 1.0% REI NR / NR 1 27 0.7% 706 1.0% At Home CCC / Caa3 1 99 2.7% 696 1.0% Other 404 2,068 55.7% 50,613 69.4% Total Occupied 433 3,351 90.3% $72,979 100.0% Vacant − 362 9.7% Total 433 3,712 100.0% $ and square feet in thousands. Any differences are a result of rounding. 1. Credit Rating is the available rating from S&P Global Ratings and/or Moody’s Investors Service, as of December 31, 2023. “NR” indicates the company is not rated.

Geographic Diversification

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Atlanta, GA	4	1,094	29%	$25,484	35%	$157,289	220,742	1.0%
Dallas, TX	2	684	18%	10,926	15%	149,374	205,776	0.8%
Richmond, VA	1	392	11%	8,290	11%	146,903	175,023	0.4%
Jacksonville, FL	1	211	6%	5,004	7%	93,407	201,089	0.6%
Raleigh, NC	1	322	9%	4,540	6%	181,119	133,529	0.9%
Phoenix, AZ	1	222	6%	4,376	6%	143,944	314,629	0.4%
Albuquerque, NM	1	210	6%	3,674	5%	68,911	50,072	5.9%
Houston, TX	1	201	5%	3,352	5%	116,635	277,236	0.8%
Santa Fe, NM	1	136	4%	2,963	4%	115,000	63,960	(0.2%)
Daytona Beach, FL	5	42	1%	1,860	3%	61,420	109,883	0.1%
Salt Lake City, UT	1	171	5%	1,693	2%	109,138	363,721	0.4%
Orlando, FL	1	28	1%	818	1%	105,465	277,376	0.4%
Total	**20**	**3,712**	**100%**	**$72,979**	**100%**	**$139,052**	**200,929**	**1.0%**

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Georgia	4	1,094	29%	$25,484	35%	$157,289	220,742	1.0%
Texas	3	885	24%	14,278	20%	141,689	222,552	0.8%
Virginia	1	392	11%	8,290	11%	146,903	175,023	0.4%
Florida	7	281	8%	7,682	11%	86,947	187,134	0.5%
New Mexico	2	346	9%	6,637	9%	89,485	56,272	3.2%
North Carolina	1	322	9%	4,540	6%	181,119	133,529	0.9%
Arizona	1	222	6%	4,376	6%	143,944	314,629	0.4%
Utah	1	171	5%	1,693	2%	109,138	363,721	0.4%
Total	**20**	**3,712**	**100%**	**$72,979**	**100%**	**$139,052**	**200,929**	**1.0%**

$ and square feet in thousands, except for average household income demographic information. Any differences are a result of rounding.
Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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Other Assets

Investment Securities	Shares & Operating Partnership Units Owned	Value Per Share December 31, 2023	Estimated Value	Annualized Dividend Per Share	In-Place Annualized Dividend Income
Alpine Income Property Trust	2,333	$16.91	$39,445	$1.10	$2,566

Structured Investments	Type	Origination Date	Maturity Date	Original Loan Amount	Amount Outstanding	Interest Rate
Phase II of The Exchange at Gwinnett	Construction Loan	January 2022	January 2024	$8,700	$1,857[1]	7.25%
Sabal Pavilion	First Mortgage	December 2023	June 2024	15,400	15,400	7.50%
Watters Creek at Montgomery Farm	Preferred Investment	April 2022	April 2025	30,000	30,000	8.75%
Founders Square	First Mortgage	March 2023	March 2026	15,000	15,000	8.75%
Total Structured Investments				**$69,100**	**$62,257**	**8.40%**

Subsurface Interests	Acreage	Estimated Value
Acres Available for Sale	351,581 acres	$5,000

Mitigation Credits and Rights	State Credits	Federal Credits	Total Book Value
Mitigation Credits	16.2	1.8	$1,044

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

1. The Phase II Exchange at Gwinnett loan was paid off in January 2024 in conjunction with CTO's acquisition of the final property that was part of the Phase II Exchange at Gwinnett project.

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© CTO Realty Growth, Inc. | ctoreit.com 37 2024 Guidance Low High Core FFO Per Diluted Share $1.56 − $1.64 AFFO Per Diluted Share $1.70 − $1.78 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2024 is as follows: The Company’s 2024 guidance includes but is not limited to the following assumptions: Low High Same-Property NOI Growth1,2 2% − 4% General and Administrative Expense $15.2 − $16.2 Weighted Average Diluted Shares Outstanding 22.5 − 22.5 Year-end 2024 Leased Occupancy2 95% − 96% Investments $100 − $150 Target Initial Investment Cash Yield 7.75% − 8.25% Dispositions $75 − $125 Target Disposition Cash Yield 7.50% − 8.25% $ and shares outstanding in millions, except per share data. 1. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. 2. Before potential impact from income producing acquisitions and dispositions.

© CTO Realty Growth, Inc. | ctoreit.com 38 Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 Matt Partridge SVP, CFO & Treasurer (407) 904-3324 mpartridge@ctoreit.com Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone B. Riley John Massocca jmassocca@brileyfin.com (646) 885-5424 BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Compass Point Floris van Dijkum fvandijkum@compasspointllc.com (646) 757-2621 EF Hutton Michael Albanese malbanese@efhuttongroup.com (212) 970-5258 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Jones Research Matthew Erdner merdner@jonestrading.com (843) 414-9430 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567-2585

© CTO Realty Growth, Inc. | ctoreit.com 39 Safe Harbor Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update the information contained in this presentation to reflect subsequently occurring events or circumstances.

© CTO Realty Growth, Inc. | ctoreit.com 40 Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

© CTO Realty Growth, Inc. | ctoreit.com 41 Non-GAAP Financial Measures (Continued) To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 42 Definitions & Terms References and terms used in this presentation that are in addition to terms defined in the Non-GAAP Financial Measures include: ▪ This presentation was published on February 22, 2024. ▪ All information is as of December 31, 2023, unless otherwise noted. ▪ Any calculation differences are assumed to be a result of rounding. ▪ “2024 Guidance” in this presentation is based on the 2024 Guidance provided in the Company’s Fourth Quarter and Full Year 2023 Operating Results press release filed on February 22, 2024. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE. ▪ “Annualized Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight-line rent calculated in accordance with GAAP. ▪ “Annualized Cash Base Rent”, “Cash ABR” and the statistics based on Cash ABR are calculated based on our current portfolio and represent the annualized cash base rent calculated in accordance with GAAP due from the tenants at a specific point in time. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”). The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2,332,668 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price as of the referenced period on the respective slide. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference. ▪ “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet; plus financing costs, net of accumulated amortization and unamortized convertible debt discount; less cash, restricted cash and cash equivalents. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt.